SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 15, 2004
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                            ORION ACQUISITON CORP. II
               (Exact Name of Registrant as Specified in Charter)


           Delaware                        0-20837                13-386326
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


401 Wilshire Boulevard, Suite 1020, Santa Monica, California         90401
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  (310) 526-5000
                                                    ----------------------------

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.02   Termination of a Material Definitive Agreement

      On June 23, 2004, Orion Acquisition Corp. II, a Delaware corporation ("Orion"), entered into an Agreement and Plan of Merger ("Merger Agreement") with Citadel Media, Inc., a Washington corporation ("Citadel"), for a proposed merger of Citadel with and into Orion, with Orion as the surviving corporation under Delaware law.

      The negotiations for the proposed merger had commenced in late 2003. Because of the passage of time and the change in financial and business circumstances of Citadel that occurred during 2004, the parties to the Merger Agreement realize that a number of substantial terms of the merger were no longer appropriate. Therefore, the parties decided to terminate the Merger Agreement without penalty or expense to the other so that the possible merger and potential merger terms could be reconsidered outside the confines of the prior Merger Agreement. There is no assurance that there will be a merger of Orion with Citadel in the future.

      As of September 15, 2004, Orion and Citadel entered into a Second Modification Agreement to terminate the Merger Agreement. Under its terms, the Merger Agreement is entirely terminated, and the parties have given each other a general release of all possible past, present and future claims that relate to the Merger Agreement. In addition, the parties have agreed to consult with each other on any public disclosure concerning the termination.

      As a corollary to the termination, by separate agreement dated as of September 15, 2004, Orion extended the maturity date of the notes representing $1,000,000 in aggregate principal amount previously lent to Citadel. The new maturity date is November 1, 2004. The loans were made December 9, 2003, March 7, 2004 and July 2, 2004, and bear interest at the rate of 10% per annum. The loans are secured by all the assets of Citadel.

      In June and July 2004, Orion filed with the Securities and Exchange Commission and distributed to its stockholders an information statement on
Schedule 14f-1 indicating a change in directors, management and control as a result of the proposed merger. Because the Merger Agreement has been terminated, currently there will be no such changes. Therefore, Christopher A. Marlett, Anthony DiGiandomenico and Dyana Marlett will continue as the directors and officers of Orion in the positions that they have held to date.

Item 3.03.  Material Modification to Rights of Security Holders

      The Class B Warrants continue to be outstanding. Because there is no merger of Orion with a target company, the commencement of the exercise period and the termination date of the Class B Warrants cannot yet determined.

      Although the Merger Agreement has been terminated, the revision to the settlement agreement with American High Growth Retirement Trust remains operative. Therefore, as described in the Form 10-QSB for the fiscal quarter ended June 30, 2004, the Class B Warrants are not entitled to any rights to additional common stock upon any consummation of a future merger or combination.

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Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

      Exhibit Number    Description
      --------------    -----------

      2.1 Second Modification Agreement to terminate Agreement and Plan of Merger between Orion Acquisition Corp. II and Citadel Media, Inc.

      10.1              Note Extension Agreement for Citadel Notes

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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 17, 2004                  ORION ACQUISITION CORP. II
                                            (Registrant)

                                            /s/ Dyana Marlett
                                            -----------------
                                            Dyana Marlett
                                            Secretary

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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

2.1 Second Modification Agreement to Agreement and Plan of Merger between Orion Acquisition Corp. II and Citadel Media, Inc.

10.1              Note Extension Agreement for Citadel Notes

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